Exhibit 99.1
FOR IMMEDIATE RELEASE
ENNIS, INC. REPORTS RESULTS
FOR THE FIRST QUARTER ENDED MAY 31, 2010
     Midlothian, June 21, 2010 — Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2010.
Highlights
•	Consolidated revenues for the quarter increased 7.6% over the comparable quarter last year.

•	Consolidated gross profit margins increased 630 basis points (“bps”) over the comparable quarter last year.

•	Net earnings increased 97.0% over the comparable quarter.

•	Diluted earnings per share increased from $0.26 per share for the same quarter last year to $0.50 for the current quarter.
Financial Overview
     For the quarter, consolidated net sales increased by $9.9 million, or 7.6%, from $130.8 million for the quarter ended May 31, 2009 to $140.7 million for the quarter ended May 31, 2010. Print sales for the quarter were $67.8 million, compared to $71.7 million for the same quarter last year, or a decrease of 5.4%. Apparel sales for the quarter were $73.0 million, compared to $59.1 million for the same quarter last year, or an increase of 23.5%. Overall gross profit margins (“margins”) increased from 23.7% to 30.0% for the quarters ended May 31, 2009 and May 31, 2010, respectively. Print margins increased from 26.4% to 30.3%, and Apparel margins increased from 20.4% to 29.7%, for the quarters ended May 31, 2009 and May 31, 2010, respectively. Net earnings for the quarter increased from $6.6 million, or 5.1% of sales, for the quarter ended May 31, 2009 to $13.0 million, or 9.3% of sales, for the quarter ended May 31, 2010. Diluted EPS increased from $0.26 per share to $0.50 per share for the quarters ended May 31, 2009 and May 31, 2010, respectively.
     The Company, during the quarter, generated $23.7 million in EBITDA (earnings before interest, taxes, depreciation, and amortization) compared to $14.3 million for the comparable quarter last year.

	Three months ended
	May 31,
	2010	2009
Earnings before income taxes	$20,536	$10,532
Interest expense	437	695
Depreciation/amortization	2,776	3,070

EBITDA (non-GAAP)	$23,749	$14,297

     Keith Walters, Chairman, Chief Executive Officer and President, commented by saying, “We are extremely pleased with the operational results this quarter. Operationally, both sectors were able to significantly increase their margins, with Print increasing 390 bps, against paper costs increases, and Apparel increasing 930 bps due to continued operational efficiencies and lower cotton pricing. Our Apparel sector showed strong sales growth during the quarter as well, without having to make major price concessions. While we saw the benefit of lower cotton costs during the quarter in our apparel sector, we continue to be concerned with current cotton pricing which continues to be extremely high. Also, we recently received notification of additional paper price increases. Our ability to pass these costs increases on to the market continues to be unknown and is dependent upon the continuing economic recovery and the actions of our competitors. The construction of our new apparel manufacturing facility in Agua Prieta, Mexico continues to progress and we continue to expect that production will begin in this facility during the third quarter of our current fiscal year. We continue to look forward to the start-up of this new facility and the potential cost savings, once fully operational. So while much was accomplished during this last quarter, many challenges remain for fiscal year 2011. As always, we will continue to remain vigilant to the task at hand.”
About Ennis
Ennis, Inc. (www.ennis.com) is primarily engaged in the production of and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company’s national network of distributors. The Company, together with its subsidiaries, operates in two business segments: the Print Segment (“Print”) and Apparel Segment (“Apparel”). The Print Segment is primarily engaged in the business of manufacturing and selling business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, secure and negotiable documents, envelopes and other custom products. The Apparel Segment manufactures T-Shirts and distributes T-Shirts and other active-wear apparel through six distribution centers located throughout North America.
Safe Harbor Under The Private Securities Litigation Reform Act of 1995
Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
For Further Information Contact:
Mr. Keith Walters, Chairman, Chief Executive Officer and President
Mr. Richard L. Travis, Jr., Chief Financial Officer
Mr. Michael Magill, Executive Vice President
Ennis, Inc.
2441 Presidential Parkway
Midlothian, Texas 76065
Phone: (972) 775-9801
Fax: (972) 775-9820
www.ennis.com

Ennis, Inc.
Condensed Financial Information
(In thousands, except per share amounts)

	Three months ended
	May 31,
	2010	2009
Condensed Operating Results
Revenues	$140,741	$130,830
Cost of goods sold	98,561	99,846

Gross profit margin	42,180	30,984
Operating expenses	21,247	19,457

Operating income	20,933	11,527
Other expense	397	995

Earnings before income taxes	20,536	10,532
Income tax expense	7,496	3,897

Net earnings	$13,040	$6,635

Earnings per share
Basic	$0.51	$0.26

Diluted	$0.50	$0.26

	May 31,	February 28,
	2010	2010
Condensed Balance Sheet Information
Assets

Current assets
Cash	$13,498	$21,063
Accounts receivable, net	59,917	57,249
Inventories, net	77,942	75,137
Other	12,065	12,990

	163,422	166,439

Property, plant & equipment	76,593	65,720
Other	199,829	200,540

	$439,844	$432,699

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$19,268	$27,463
Accrued expenses	28,288	22,338

	47,556	49,801

Long-term debt	41,432	41,817
Deferred credits	28,063	27,821

Total liabilities	117,051	119,439

Shareholders’ equity	322,793	313,260

	$439,844	$432,699

	Three months ended
	May 31,
	2010	2009
Condensed Cash Flow Information
Cash provided by operating activities	$9,651	$25,170
Cash used in investing activities	(13,158)	(624)
Cash used in financing activities	(4,008)	(4,462)
Effect of exchange rates on cash	(50)	433

Change in cash	(7,565)	20,517
Cash at beginning of period	21,063	9,286

Cash at end of period	$13,498	$29,803